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                                                                    EXHIBIT 10.1

                           SALE AND PURCHASE AGREEMENT
                           ---------------------------


THIS AGREEMENT is made the 15th day of January 2007 by and between:

(1) AUSTON INTERNATIONAL GROUP LTD. (Company Registration No. 199801660M), a company incorporated in Singapore with its registered office at 50 Raffles Place, #29-00, Singapore Land Tower, Singapore 048623 (the "PURCHASER"); and

(2)      THE SEVERAL PERSONS NAMED IN SCHEDULE 1 (the "VENDORS").


WHEREAS:

(A) M2B World Asia Pacific Pte Ltd is a company incorporated in Singapore with its registered address at 112 Middle Road, Midland House #01-01 Singapore 188970 (the "COMPANY"). As at the date of this Agreement, the Company has an issued and paid-up share capital of S$43,981,964 consisting of 42,459,978 ordinary shares.

(B) As at the date of this Agreement, the Vendors beneficially own the entire issued and paid-up capital of the Company in the proportions as set out against the Vendors' respective names in Schedule 1.

(C) The Purchaser has, for the purposes of investing in the Company, agreed to purchase the Sale Shares (as defined below) from the Vendors, at the Consideration (as defined below) and on the terms and conditions set out in this Agreement.


NOW IT IS HEREBY AGREED as follows:

1.       DEFINITION AND INTERPRETATION
         -----------------------------

1.1 DEFINITIONS. As used in this Agreement, the following terms have the following meanings:

         "AFFILIATE" means, with respect to any person (the "SPECIFIED PERSON"), any person other than the specified person directly or indirectly controlling, controlled by or under direct or indirect common control with the specified person and, without limiting the generality of the foregoing, includes: (a) any officer or director of the specified person, (b) any such director's parent, spouse, sibling or child (a "RELATIVE"), (c) one or more of such directors, officers, relatives or combination thereof (a "GROUP"), and (d) any person controlled by any such director, officer, relative or group or in which any such director, officer, relative or group beneficially owns or holds 50 per cent. or more of any class of share capital or equity or profits interest. For the purposes of this definition, the term shall not include a person in which the specified person has an interest coupled with the right to veto specific matters concerning such person but which such specified person does not otherwise control;

         "AMARU" means Amaru Holdings Limited;

         "AUTHORISED PERSONS" means the persons authorised by the Vendors or the Purchaser, as the case may be, such as officers, directors and advisers to represent them/it to deliver to or to receive any Documents (including but not limited to documents stipulated in Clause 4 for Completion) on their/its behalf of the Vendors or the Purchaser, as the case may be;

         "BUSINESS DAY" means a day (excluding Saturdays and Sundays) on which banks are open for normal banking business in Singapore;

         "CODE" means the Singapore Code on Take-overs and Mergers;

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         "COMPLETION" means the completion of the sale and purchase of the Sale
         Shares and the issue and allotment of the Consideration Shares in accordance with Clause 2;

         "COMPLETION DATE" means the date of Completion, being 31 December 2007 or such date as the Purchaser and the Vendors may mutually agree in writing;

         "CONSIDERATION" means the consideration for the purchase of the Sale Shares pursuant to Clause 2.2;

         "CONSIDERATION SHARES" means 660 million new ordinary shares in the capital of the Purchaser;

         "CONTEMPLATED TRANSACTIONS" means the transactions contemplated in this Agreement, including but not limited to the transactions stipulated in Clause 2;

         "CONTRACT" means any contract, agreement, indenture, note, bond, loan, instrument, lease, conditional sale contract, mortgage, licence, franchise, commitment or other binding arrangement not in the ordinary course of business involving a commitment, obligation or commitment of not less than S$1,000,000 (or the equivalent in any other currency) or any contract for which specific performance is available as a remedy;

         "CONSIDERATION PRICE" means the consideration for the purchase of the Sale Shares pursuant to Clause 2.2;

         "CONTROL" when used with respect to any specified person means the possession, directly or indirectly, of power to direct or cause the direction of the management and policies of such specified person, whether through the ownership of voting shares or by contract or otherwise;

         "DISCLOSURE LETTER" means the letter to be dated a date on or before the Completion Date from the Vendors to the Purchaser or from the Purchaser to Vendors (as the case may be) disclosing:

         (i) information constituting warranties to the Vendors' Warranties or the Purchaser Warranties (as the case may be); and

         (ii)     details of other matters referred to in this Agreement;

         "DOCUMENTS" means all documents, information, Contracts, instruments, certificates, notices, consents, affidavits, letters, telegrams, telexes, statements, schedules (including Schedules to this Agreement) and any other papers whatsoever;

         "ENCUMBRANCE" means any mortgage, assignment of receivables, debenture, Lien, charge, pledge, title retention, right to acquire, security interest, options, rights of first refusal and any other encumbrance or condition whatsoever;

         "FINANCIAL YEAR END" means 31 March 2006

         "GOVERNMENTAL BODY" means any agency, or political subdivision whether federal, state, local or foreign, or any agency or instrumentality of any such government or political subdivision or any court or arbitrator, whether in Singapore, the United States of America, the British Virgin Islands (as the case may be) or elsewhere;

         "GROUP" means the Company and its Subsidiary, "GROUP COMPANIES" means all of them and "GROUP Company" means any of them;

         "GROUP BALANCE SHEET" means the consolidated balance sheet of the Group as of the Group Balance Sheet Date;

         "GROUP BALANCE SHEET DATE" means 31 December 2005;

         "ISSUE PRICE" means S$0.25 per Consideration Share;

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         "KEY EMPLOYEES" shall mean such employees as shall be identified by the
         Purchaser or Amaru (as the case may be) in writing prior to the Completion Date;

         "LAW" means any applicable law, statute, code, ordinance, regulation or other requirement;

         "LIEN" means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance or other adverse claim of any kind in respect of such property or asset;

         "LISTING APPROVAL" means the approval-in-principle of the SGX-ST for, amongst other things, the listing and quotation of the Consideration Shares on the SGX-ST and the transfer of the Sale Shares;

         "MATERIAL ADVERSE EFFECT" means a material adverse effect on the condition (financial or otherwise), business, assets, results or prospects of the Group;

         "ORDER" means any applicable order, judgment, injunction, award, decree or writ made under any applicable law;

         "PARTY" means a party to this Agreement including any party acceding to this Agreement after the date hereof; and "PARTIES" shall have the correlative meaning;

         "PERMIT" includes any license, permit, order, approval of or any required registration with any Governmental Body;

         "PERSON" means any individual, corporation, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organisation, Governmental Body, stock exchange or other entity;

         "PROPERTY" or "PROPERTIES" means real, personal or mixed property, tangible or intangible;

         "PROPOSED ACQUISITION" means the proposed acquisition by the Purchaser of the Sale Shares from the Vendors pursuant to the terms and conditions of this Agreement;

         "PURCHASER BALANCE SHEET" means the balance sheet of the Purchaser as of the Financial Year End;


         "PURCHASER SUBSIDIARIES" means Auston Consultants Pte Ltd, Auston Professional Learning Pte Ltd, AIMT Pte. Ltd., Auston International College Pty Ltd and Auston Open University Corporation;

         "PURCHASER WARRANTIES" means the representations, warranties and undertakings on the part of the Purchaser set out in Clause 5.2 and
         Schedule 3;

         "REQUIRED CONSENTS" includes any consent, approval or action or the filing or giving of notice to, any Governmental Body or any other person in connection with the Contemplated Transactions. For the avoidance of any doubt, "Required Consents" shall include, but not limited to, the consents and approvals described at Clause 3.1(c);

         "SALE SHARES" means 42,459,978 shares in the issued and paid-up capital of the Company, legally and beneficially owned by the Vendors, comprising the entire issued and paid-up capital of the Company;

         "SGX-ST" means the Singapore Exchange Securities Trading Limited;

         "SHARES" means the ordinary shares the capital of the Purchaser;

         "SIC" means the Securities Industry Council;

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         "SIC APPROVAL" means the approval of and confirmation by the SIC in connection with the matters referred to in Clauses 3.1(c)(iv);

         "SUBSIDIARY" means M2B World Holdings Limited;

         "S$" means the lawful currency of Singapore;

         "TRANSFER" means any sale, exchange, gift or other transfer or disposition whether voluntary or otherwise;

         "US$" means the lawful currency of the United States of America;

         "VENDORS' WARRANTIES" means the representations, warranties and undertakings on the part of the Vendors set out in Clause 5.1 and
         Schedule 2; and

         "WHITEWASH RESOLUTION" means the approval of the Purchaser's independent shareholders at a general meeting, as set out in Clause 3.1(c)(ii).

1.2      INTERPRETATION.

         (a) References to Clauses and Schedules are, unless otherwise stated, to articles and clauses of, and schedules to, this Agreement.

         (b) References to any enactment (meaning any statute or statutory provision of Singapore or elsewhere and any subordinate legislation made under any such statute or statutory provision) shall be construed as references to: (i) any enactment which that enactment has directly or indirectly replaced (whether with or without notification), and (ii) that enactment as re-enacted, replaced or modified from time to time, whether before, on or after the date hereof.

1.3 The headings in this Agreement are for convenience only and shall not affect the construction or interpretation of this Agreement.

1.4 References to "AGREEMENT" and "THIS AGREEMENT" are references to this Share Purchase Agreement, amended in writing from time to time.

1.5 References to "KNOWLEDGE" with respect to a company or other entity, means the knowledge of any of the directors or officers of such company or other entity, and "KNOWS" has the correlative meaning.

2.       SALE OF THE SALE SHARES
         -----------------------

2.1 SALE OF THE SALE SHARES. Subject to the terms and conditions of this Agreement, the Vendors (each as to those of the Sale Shares set out against such Vendor's name in Schedule 1) shall sell as legal and beneficial owner and the Purchaser, relying on the several representations, warranties and undertakings contained in this Agreement, shall purchase free from all Encumbrances and together with all rights and benefits now and hereafter attaching thereto, all the Sale Shares. For the avoidance of doubt, the rights and interests comprised in the Sale Shares to be acquired by the Purchaser pursuant to these presents shall include all rights and interests and all legal and beneficial titles to the Subsidiaries and all assets and properties owned directly or indirectly by the Group as at the date hereof.

2.2 CONSIDERATION. Subject to Clause 2.4, the Consideration for the sale and purchase of the Sale Shares shall (subject to adjustment as provided in this Agreement) be the sum of S$165 million and shall be satisfied in full by the allotment and issue by the Purchaser to the Vendors of the Consideration Shares, credited as fully paid up, at the Issue Price, free from all Encumbrances and together with all rights, entitlements and benefits accruing or attaching thereto and such Consideration Shares shall rank PARI PASSU in all respects with all the other existing issued shares in the share capital of the Purchaser as at the Completion Date. Each Vendor shall be entitled to that number of Consideration Shares set out against the Vendor's name in column (3) in
         Schedule 1.

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2.3      PAYMENT. The Purchaser shall allot and issue the Consideration Shares
         (credited as fully paid up) to the Vendors at Completion in accordance with Clause 4.1(b), against the Vendors' compliance with their obligations under Clauses 3.1 and 4.1(a). The allotment and issue of the Consideration Shares, credited as fully paid up, and in accordance with the provisions of this Agreement, shall be in full and final satisfaction of the Purchaser's obligations in respect of the payment of the Consideration.

2.4 ADJUSTMENTS TO CONSIDERATION. The parties agree that following the due diligence exercises to be conducted by the parties as provided in Clause 3.1(a) and in the event that the profit warranty under Clause 5.1.2(b) is not achieved, the Consideration may be adjusted in such manner as may be mutually agreed between the parties in good faith. For the avoidance of doubt, any adjustment in the Consideration may include adjustments to the number and price of the Consideration Shares to be issued by the Purchaser to the Vendors.

3.       CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE PARTIES TO COMPLETE
         ------------------------------------------------------------------

3.1 CONDITIONS PRECEDENT. The obligation of the parties to enter into and complete the Completion is subject to the fulfillment on or prior to the Completion Date of the following conditions:

         (a)      SATISFACTORY DUE DILIGENCE.

                  (i) The results of such legal, financial and tax due diligence investigations on the Group conducted by the Purchaser and its advisors (including inspections of the respective audited financial accounts including, but not limited to, the income statements of the Company and each of the Subsidiaries, all of which to be delivered to the Purchaser upon the Purchaser's written request to the Company at least three (3) Business Days in advance), being reasonably satisfactory to the Purchaser.

                  (ii) The results of such legal, financial and tax due diligence investigations to be conducted by Amaru and/or the Company on the Purchaser and the Purchaser Subsidiaries (based primarily on publicly available information to be delivered to Amaru and/or the Company upon the latter's written request to the Purchaser at least three (3) Business Days in advance), being reasonably satisfactory to Amaru and/or the Company.

         (b) REPRESENTATIONS AND COVENANTS. The Vendors' Warranties and the Purchaser Warranties contained in this Agreement shall be true in all material respects on and as of the Completion Date with the same force and effect as though made on and as of the Completion Date. The Vendors and the Purchaser shall have performed and complied with all their respective covenants and agreements required by this Agreement to be performed or complied with by each of them on, or prior to, the Completion Date.

         (c) CONSENTS AND APPROVALS. All Required Consents shall have been obtained without restrictions or limitations whatsoever unacceptable to the parties, and be in full force and effect, and the parties shall have been furnished with evidence reasonably satisfactory to the other party of the granting of such Required Consents, in particular, and without limitation:

                  (i) the approval of the Purchaser's shareholders at a general meeting and its board of directors (as appropriate) in respect of:

                           (aa) the acquisition by the Purchaser of the Sale
                                Shares; and

                           (bb) the issue of the Consideration Shares to the
                                Vendors in consideration therefor;

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

                  (ii) the approval of the Purchaser's independent shareholders at a general meeting in respect of the waiver of the rights of the independent shareholders of the Purchaser to receive a mandatory offer from the Vendors (or any of them) and parties acting in concert with them pursuant to Rule 14 of the Code for all the issued and paid-up shares of the Purchaser that they do not own following the issue and allotment of the Consideration Shares ("WHITEWASH RESOLUTION");

                  (iii) the receipt and non-withdrawal of the Listing Approval, provided always that if the SGX-ST shall impose any conditions on the Purchaser, such conditions shall not be onerous and shall be reasonably acceptable to the parties and, if any such condition is required to be fulfilled before Completion, the fulfilment of such condition before Completion; and

                  (iv) the receipt and non-withdrawal of the approval of the SIC granted to the Vendors to dispense with the requirements of Rule 14 of the Code to make an offer to the shareholders of the Purchaser arising from the receipt by the Vendors of the Consideration Shares, subject to the conditions set out in the said SIC approval, provided always that if the SIC shall impose any conditions on the Vendors or the Purchaser, such conditions shall not be onerous and shall be reasonably acceptable to the Vendors or the Purchaser (as the case may be) and, if any such condition is required to be fulfilled before Completion, the fulfilment of such condition before Completion;

                  (v) the approval of shareholders of Amaru Inc., if required under applicable state law under and/or federal securities law and its board of directors in respect of the Contemplated Transactions, in accordance with and pursuant to the relevant and applicable laws and regulations governing and binding upon Amaru Inc.; and

                  (vi) all other necessary consents and approvals for the Contemplated Transactions, if required and applicable, being granted and not withdrawn or revoked by third parties (including without limitation, any Government Body, stock exchange and other relevant authority in any jurisdiction) and if such consents are obtained subject to any condition(s) and where such condition(s) affect any of the parties, such condition(s) being acceptable to the party concerned and, if such condition(s) are required to be fulfilled before Completion, such condition(s) being fulfilled before Completion;

         (d) TRANSFER AND/OR ASSIGNMENT OF ALL ASSETS. Subject to the approval of the Purchaser's shareholders at a general meeting (if necessary) and its board of directors, the Purchaser shall transfer and/or assign all the assets (including without limitation, the properties and the intellectual property rights, businesses, rights, obligations, receivables and debts of the Purchaser) to such company or entity as the Purchaser deems fit, within such time as the Parties shall mutually agree such that, save for its current paid-up capital and the Shares, the Purchaser shall have no further business or business activity (including any prospective business and business activity), shall have no subsidiary or associated company, shall have no liabilities (actual or contingent, disclosed or undisclosed, known or unknown) and shall have no rights or obligations (whether contractual or arising in law) whatsoever, save for any residual business;

         (f) INDEPENDENT VALUATION REPORT. Amaru shall deliver a valuation report by an independent auditor to the Purchaser confirming that the value of the assets of the Company is no less than that of the Consideration Price.

         (g) PURCHASER REMAINING ON SGX-ST. The Purchaser shall remain listed on SGX-ST from the date of this Agreement until the date of the transfer of the Sale Shares to the Purchaser and the allotment and issue of the Consideration Shares.

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         (h)      PRIVATE PLACEMENT. The Purchaser hereby undertakes to use its best endeavours to procure a private placement by way of the issue and allotment of 200 million new Shares at S$0.27 per Share, (which issue price represents a discount of 9% from the volume weighted average price of Auston shares on 12 January 2007, the last trading day immediately prior to the date of this Agreement , subject to such approvals as may be necessary including the approvals of the Purchaser's shareholders and the SGX-ST.. The net proceeds of the aforesaid placement shall be utilised towards the future costs of development and expansion of the business of the Company and working capital for the Group.

         (i) COMPLETION BY THE PARTIES. The parties shall on Completion Date execute such further documents, agreements, deeds, and do such further acts and things, as may be required so that full effect shall be given to the provisions of this Agreement and the Contemplated Transactions.

3.2 The parties shall use their respective best endeavours to procure the fulfilment of such conditions, and in particular shall furnish such information, supply such documents, pay such fees and do all such acts and things (including making any amendments to the Agreement as may be required by the SIC) as may be required to enable such conditions to be fulfilled.

3.3 For the purposes of Clauses 3.1(c), the parties shall promptly furnish the SGX-ST and the SIC with all information required by the SGX-ST and/or the SIC (as the case may be) for the purpose of their consideration and evaluation of the parties' application for the Listing Approval and/or the non-withdrawal of the SIC Approval (as the case may be).

3.4 If any of the conditions in Clause 3.1 above is not fulfilled and the fulfilment of such conditions is not waived by the relevant party by a mutually agreed date, this Agreement shall IPSO FACTO cease and determine and save in respect of any breach of Clause 3.2, Clause 3.3 and/or Clause 9.2, none of the parties shall have any claim against the other for costs, damages, compensation or otherwise.

4.       COMPLETION
         ----------

4.1 COMPLETION. The Completion shall take place on the Completion Date, at such place and time as Amaru and the Purchaser may agree, where all of the events described below shall occur:

         (a) VENDORS DELIVERIES. At Completion, the Vendors shall deliver to the Purchaser the following:

                  (i) evidence in form and substance satisfactory to the Purchaser of the satisfaction of the relevant conditions specified in Clause 3.1;

                  (ii) a certificate signed by the Vendors, confirming that all the Vendors' Warranties have been complied with and would be correct in all material respects as if repeated on the Completion Date by reference to the circumstances then existing and that all the representations, Vendors' Warranties and undertakings on the part of the Vendors have been fully performed and observed by the Vendors;

                  (iii) duly executed transfers of the Sale Shares in favour of the Purchaser accompanied by certificates reflecting the Purchaser as owner of the Sale Shares;

                  (iv) such documents as may be required for submission to any Governmental Body and such other relevant competent authority to give full effect to the Contemplated Transactions;

                  (v) copies of the resolutions of the directors and the shareholders of the Company, duly certified as true copies by a director, under which the directors and shareholders (as the case may be) of the Company have approved (in such terms as the Purchaser may approve):

                           (aa)  the transfer of the Sale Shares to the
                                 Purchaser; and

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

                           (bb) the issue of such certificate reflecting the Purchaser as owner of the Sale Shares; and

                   (vi) such waivers or consents as may be necessary to enable the Purchaser to be registered as holder of any and all of the Sale Shares and to give full effect to the Contemplated Transactions.

         (b) PURCHASER DELIVERIES. At Completion, the Purchaser shall deliver to the Vendors the following:

                   (i) evidence in form and substance satisfactory to the Vendors of the satisfaction of the relevant conditions specified in Clause 3.1;

                   (ii) a certificate signed by a director of the Purchaser confirming that all the Purchaser Warranties set out in Schedule 3, where applicable, have been complied with and would be correct in all material respects as if repeated on the Completion Date by reference to the circumstances then existing;

                   (iii) executed share certificates in respect of the Consideration Shares to be allotted and issued to the Vendors pursuant to Clause 2.3;

                   (iv) copies of the resolutions of the directors and the shareholders of the Purchaser, duly certified as true copies by a director, under which the directors and the shareholders (as the case may be) of the Purchaser have approved (in such terms as the Vendors may approve):

                            (aa)    for the Proposed Acquisition;;

                            (bb) the issue and allotment of the Consideration Shares to CDP for the account of the Vendors;

                            (cc) the issue of share certificates in respect of the Consideration Shares to be allotted and issued to CDP for the account of the Vendors);

                            (dd) the issue of share certificates in respect of the Consideration Shares to be allotted and issued the Vendors;

                            (ee) the written resignations of all existing directors of the Purchaser as directors to take effect on the Completion Date, with an acknowledgment signed by each of them that they have no claim against the Purchaser in respect of breach of contract, compensation for loss of office, redundancy or unfair dismissal or any other ground whatsoever; and

                            (ff) the appointments of such persons, as may be designated by Amaru in writing to the Purchaser prior to the Completion Date, as directors of the Purchaser; and

                  (v) a copy of the Listing Approval.

         For the purpose of this Agreement, each party shall be deemed to have complied with its respective obligations pursuant thereto upon due receipt by the Authorised Persons of the Vendors or the Purchaser, as the case may be, of the relevant documents.

4.2 BREACH OF OBLIGATIONS. If any of the Vendors or the Purchaser breaches its obligations under this Clause 4, the party not in breach shall be entitled, in addition to and without prejudice to all other rights and remedies available to it, including the right to claim damages, to:

         (a)      elect to terminate this Agreement;

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

         (b) effect Completion so far as practicable having regard to the defaults which have occurred and subject to any terms and conditions which the parties may agree in writing; or

         (c) fix a new date for Completion (not being 30 days after the Completion Date) in which case the provisions of this Clause 4 shall apply to Completion as so deferred.

4.3 ACCRUED RIGHTS. If any of the Vendors or the Purchaser terminates this Agreement pursuant to Clause 4.2(a), each party's further rights and obligations shall cease immediately upon termination except in respect of Clauses 9.1 to 9.16 but termination shall not affect a party's accrued rights and obligations as at the date of termination.

5.       WARRANTIES
         ----------

5.1.1 VENDORS' WARRANTIES. Each of the Vendors represents and warrants to the Purchaser, subject to the Disclosure Letter:

         (a) it is and will on Completion be legally and beneficially entitled to or is otherwise able to procure the transfer of those Sale Shares set out against its name in Schedule 1 to the Purchaser;

         (b) those Sale Shares set out against its name in Schedule 1 are and will on Completion be free from any Encumbrances;

         (c) it has the full legal right and power to execute and deliver this Agreement and to perform fully its respective obligations under it and has taken all action necessary to authorise such execution and delivery and the performance of such obligations;

         (d) this Agreement constitutes legal, valid and binding obligations of each Vendor enforceable in accordance with its terms;

         (e) the execution, delivery and performance of this Agreement by the Vendors and the consummation of any of the Contemplated Transactions will not:

                  (i) violate any provision of the Memorandum and Articles of Association (or other constitutional documents) of each of the Vendors;

                  (ii) require the approval or consent of any Governmental Body or the approval or consent of any other person; and

                  (iii) conflict with or result in any breach or violation of any of the terms and conditions of, or constitute (or with notice or lapse of time or both constitute) a default under, any applicable Law or Order or any Contract to which any of the Vendors is a party or by or to which any of the Vendors is bound or subject; and

         (f) as at the Completion Date, the Vendors' Warranties as set out in Schedule 2 subject only to:-

                  (i) any matter which is fairly disclosed in the Disclosure Letter and any matter expressly provided for under the terms of this Agreement; and

                  (ii) any matter or thing hereafter done or omitted to be done pursuant to this Agreement or otherwise at the request in writing or with the approval in writing of the Purchaser.

5.1.2    PROFIT WARRANTY.

         (a) Amaru further warrants to the Purchaser that the audited consolidated profit before tax (the "ADJUSTED PBT") of the Company for the two financial years immediately following the Completion Date (the "WARRRANTY PERIOD") shall not be less than a cumulative aggregate of US$20 million (the "GUARANTEED PROFIT"). In the event that the Adjusted PBT for the Warranty Period is less than the aforesaid amount of Guaranteed Profit, Amaru shall be liable to pay the Purchaser's independent shareholders as at the date of the general meeting referred to in Clause 3.1(c)(i) the difference between the Guaranteed Profit and the aggregate Adjusted PBT for the Warranty Period in cash.

         (b) Amaru also warrants to the Purchaser that the profit before tax (on a proforma basis) of the Company for the financial year end 2006 shall not be less than US$2.5 million.

5.1.3 INTELLECTUAL PROPERTY RIGHTS WARRANTY. Subject to the Disclosure Letter, Amaru further warrants that all its intellectual property rights owned by the Group comprise all the intellectual property rights necessary to enable the Group to carry on its business fully and effectively in the ordinary course as carried on up to the present time and no such assets are used wholly or partly for any purpose other than its business.

5.2      PURCHASER WARRANTIES. The Purchaser represents and warrants to the
         Vendors:

         (a) it has the full legal right and power to execute and deliver this Agreement and to perform fully its respective obligations under it and has taken all action necessary to authorise such execution and delivery and the performance of such obligations;

         (b) this Agreement constitutes legal, valid and binding obligations of the Purchaser enforceable in accordance with its terms;

         (c) the execution, delivery and performance of this Agreement by the Purchaser and the consummation of any of the Contemplated Transactions will not:

                  (i) violate any provision of the Memorandum and Articles of Association (or other constitutional documents) of each of the Vendors;

                  (ii) require the approval or consent of any Governmental Body or the approval or consent of any other person; and

                  (iii) conflict with or result in any breach or violation of any of the terms and conditions of, or constitute (or with notice or lapse of time or both constitute) a default under, any applicable Law or Order or any Contract to which any of the Vendors is a party or by or to which any of the Vendors is bound or subject; and

         (d) as at the Completion Date, the Purchaser Warranties as set out in Schedule 3 subject only to:

                  (a) any matter which is fairly disclosed in the Disclosure Letter and any matter expressly provided for under the terms of this Agreement; and

                  (b) any matter or thing hereafter done or omitted to be done pursuant to this Agreement or otherwise at the request in writing or with the approval in writing of the Purchaser.

         (e) the Consideration Shares will on Completion rank pari passu with the existing shares of the Purchaser and be free from any and all Encumbrances.

6.       UNDERTAKINGS AND OTHERS
         -----------------------

         VENDORS' UNDERTAKINGS
         ---------------------

6.1 Each of the Vendors undertakes that from the date of this Agreement and until Completion it shall (except where otherwise agreed in writing by the Purchaser, such agreement and consent not to be unreasonably withheld):

         (a) ensure that there shall not be any amendment to the memorandum of association or the articles of association of the Company;

         (b) cause the business of the Group to be conducted only in the ordinary and usual course or in accordance to its business plans and shall not make (or agree to make) any payment other than (i) routine payments in the ordinary and usual course of trading and/or (ii) payments in fulfilment of any legal obligation binding upon the Group prior to the date of this Agreement;

         (c) ensure that the Group shall not grant or create any interest in its, or concerning its, share capital or assets in favour of any person or entity, other than in the ordinary course of business;

         (d) procure that each Group Company shall promptly give to the Purchaser, its agents, representatives and professional advisers at their written request at least three (3) Business Days in advance, whatever facilities and information relating to the relevant Group Company and its assets, liabilities, contracts and affairs, and documents of title and other evidence of ownership of its assets, that the Purchaser may reasonably require in connection with the Purchaser's due diligence exercise;

         (e) not do, allow or procure any act or omission which would or would likely result in the passing of a resolution for the winding up of each Group Company or the appointment of a liquidator, receiver and/or manager, judicial manager or any other similar officer of each Group Company or over any part of the assets or business of each Group Company; and

         (f) not do, allow or procure any act or omission which would or would likely result in the sale, transfer or disposal of the whole or a substantial part of the Group's undertaking, assets or property or purchase, sale, transfer, disposal, lease or licence of any real property or any interest therein other than in the usual course of business.

6.2 Amaru further undertakes to the Purchaser to indemnify and keep the Purchaser fully indemnified against any damages, losses, costs (including legal costs on an indemnity basis) and expenses which the Purchaser may suffer or incur in connection with any breach of any warranty in Schedule 2 relating to any taxation matters.

6.3 In the event that any obligation should be held to be invalid as an unreasonable restraint of trade or for any other reason whatsoever but would have been held valid if part of the wording thereof is reduced or the range of activities or the duration of such obligation of area dealt with thereby is reduced in scope, such obligations shall apply with such modifications as may be necessary to make them valid and effective.

6.4 The Vendors further undertake not to sell, realise, transfer or otherwise dispose of 100% of the Consideration Shares for a period of six months immediately after the listing and quotation of the Shares on the SGX-ST, and 50% of the Consideration Shares for a period of six months thereafter (the "MORATORIUM") and the Vendors further undertake that they shall abide by such other conditions as may be imposed by the SGX-ST for the Proposed Acquisition, provided that such conditions are not onerous and are reasonably acceptable to the Vendors. For the avoidance of doubt, the Moratorium shall apply to any disposal including any distribution in specie or capital reduction exercise involving the Consideration Shares.

6.5 The Vendors further undertake to and covenant with the Purchaser that they shall use best endeavours to procure that:

         (i) the substantial shareholders of Amaru Inc. and the Company (being shareholders who each have interest in not less than 5% of the total votes attached to all the shares in the Company) shall vote, INTER ALIA, in favour of the following resolutions at an extraordinary general meeting to be convened or via a circular resolution:

                  (a)   for the Proposed Acquisition; and

                  (b) for the sale and transfer of the Sales Shares to the Purchaser.

6.6 Amaru undertakes to and covenants with the Purchaser that it will not, for the three (3) financial years immediately following the Completion Date, compete with the Group in Asia Pacific excluding Australia.

6.7 Each and every obligation under this Clause shall be treated as a separate and distinct obligation and shall be severally enforceable as such and in the event of any obligation or obligations being or becoming unenforceable the same shall be deleted from this Clause and any such deletion shall not affect the enforceability of any other part of this Clause as remain not so deleted.

         PURCHASER'S UNDERTAKINGS
         ------------------------

6.8 The Purchaser undertakes to the Vendors that from the date of this Agreement and until Completion it shall (except where otherwise agreed in writing by the Vendors):

         (a) not undertake any bonus issue, stock split or do any thing to its share capital or capital reserve or allot any new Shares, or marketable securities or grant any option over Shares (other than employee share options in accordance with its usual practice) or marketable securities or enter into any other agreement or undertaking to do the same (otherwise than in accordance with or in furtherance of this Agreement);

         (b) not (whether in the ordinary course of business or otherwise) acquire, or agree to acquire, any asset which may have a material effect upon the nature or scope of its business;

         (c) dispose of, or agree to dispose of, all its existing businesses prior to or on Completion of the Proposed Acquisition, other than the ordinary course of business pertaining to current business;

         (d) provide for appropriate arrangements for the termination of employment of all the existing employees of the Purchaser on or before the Completion Date, unless otherwise agreed with the Vendor or the Company;

         (e) procure that each of the Purchaser and/or the Purchaser Subsidiaries shall promptly give to the Company, its agents, representatives and professional advisers at their written request at least three (3) Business Days in advance, whatever facilities and information relating to the Purchaser and the relevant Purchaser Subsidiaries and its assets, liabilities, contracts and affairs, and documents of title and other evidence of ownership of its assets, that the Company may reasonably require in connection with the Company's due diligence exercise; and

         (f) not do, allow or procure any act or omission which would or would likely result in the passing of a resolution for the winding up of each of the Purchaser and/or the Purchaser Subsidiaries or the appointment of a liquidator, receiver and/or manager, judicial manager or any other similar officer of each of the Purchaser and/or the Purchaser Subsidiaries over any part of the assets or business of each of the Purchaser and/or the relevant Purchaser Subsidiaries.

6.9 The Purchaser further undertakes to and covenants with the Vendors that it shall use best endeavours to procure that the substantial shareholders of the Purchaser (being shareholders who each have interest in not less than 5% of the total votes attached to all the shares in the Purchaser) shall vote, INTER ALIA, in favour of the following resolutions at an extraordinary general meeting to be convened:

         (i)      for the Proposed Acquisition;

         (ii) for the allotment and issuance of the Consideration Shares to the Vendors; and

         (iii)    for the Whitewash Resolution.

6.10 Pending Completion, the Purchaser shall consult fully with the Vendors in relation to any matters that may have a material effect upon the Purchaser's group.

6.11 The Purchaser further undertakes to the Vendors to indemnify and keep each of the Vendors fully indemnified against any damages, losses, costs (including legal costs on an indemnity basis) and expenses which the Vendors may suffer or incur in connection with any breach of any warranty in Schedule 3 relating to any taxation matters.

6.12 In the event that any obligation should be held to be invalid as an unreasonable restraint of trade or for any other reason whatsoever but would have been held valid if part of the wording thereof is reduced or the range of activities or the duration of such obligation of area dealt with thereby is reduced in scope, such obligations shall apply with such modifications as may be necessary to make them valid and effective.

6.13 Each and every obligation under this Clause shall be treated as a separate and distinct obligation and shall be severally enforceable as such and in the event of any obligation or obligations being or becoming unenforceable the same shall be deleted from this Clause and any such deletion shall not affect the enforceability of any other part of this Clause as remain not so deleted.

         PUBLIC FLOAT REQUIREMENTS
         -------------------------

6.14 The Vendors shall use their best endeavours to ensure that.the public float requirements pursuant to the listing rules of the SGX-ST are met at all times post the Completion. This Clause shall continue to have full force and effect notwithstanding Completion.

7.       GENERAL INDEMNIFICATION
         -----------------------

7.1 OBLIGATION OF THE VENDORS TO INDEMNIFY. The Vendors agree to indemnify, defend and hold harmless the Purchaser (and its directors, officers and employees) from and against all losses, liabilities, damages, deficiencies, demands, claims, actions, judgments or causes of action, assessments, costs or expenses (including, without limitation, interest, penalties and reasonable attorneys fees and disbursements) based upon, arising out of or otherwise in respect of any inaccuracy in or any breach of any representation, warranty, covenant or agreement of the Vendors contained in this Agreement or in any documents delivered pursuant to this Agreement.

7.2 OBLIGATION OF THE PURCHASER TO INDEMNIFY. The Purchaser agrees to indemnify, defend and hold harmless the Vendors (and its directors, officers and employees) from and against all losses, liabilities, damages, deficiencies, demands, claims, actions, judgments or causes of action, assessments, costs or expenses (including, without limitation, interest, penalties and reasonable attorneys fees and disbursements) based upon, arising out of or otherwise in respect of any inaccuracy in or any breach of any representation, warranty, covenant or agreement of the Purchaser contained in this Agreement or in any documents delivered pursuant to this Agreement.

8.       TERMINATION OF AGREEMENT
         ------------------------

8.1 TERMINATION. This Agreement may be terminated by the following party by written notice to the other parties prior to the Completion as follows:

         (a) at the election of the Vendors or the Purchaser in accordance with Clauses 4.2(a) and 4.3;

         (b) at the election of the Purchaser, if any of the Vendors has breached any material representation, warranty, covenant or agreement contained in this Agreement, which breach cannot be or is not cured by the Completion Date;

         (c) at the election of the Vendors, if the Purchaser has breached any material representation, warranty, covenant or agreement contained in this Agreement, which breach cannot be or is not cured by the Completion Date; or

         (d) at any time on or prior to the Completion Date, by mutual written consent of the Vendors and the Purchaser.

         If this Agreement so terminates, it shall become null and void and have no further force or effect, except as provided in Clause 8.2.

8.2 SURVIVAL AFTER TERMINATION. If this Agreement is terminated in accordance with Clause 8.1, this Agreement shall become void and of no further force and effect, except for Clauses 9.1 to 9.16 PROVIDED the termination of this Agreement shall not in any way or manner affect or prejudice the rights or liabilities by any parties accrued or incurred prior to the termination of this Agreement.

9.       MISCELLANEOUS
         -------------

9.1 CHANGE OF NAME. Amaru reserves the right to change the name of the Purchaser to such other name as it and the Accounting and Corporate Regulatory Authority of Singapore may approve.

9.2 PUBLIC ANNOUNCEMENTS. No press releases or other public announcements concerning this Agreement or any Contemplated Transactions shall be made unless planned, coordinated and released jointly by all parties.

9.3 CONFIDENTIALITY. Each party agrees to hold this Agreement and all confidential information obtained in connection with the Agreement or any Contemplated Transaction confidential and not to disclose the Agreement, any Contemplated Transactions or such information to third parties without the prior written consent of the other parties hereto. The foregoing obligation shall not apply to the extent: (a) the information being disclosed is or has become publicly known or known to third parties at the time of disclosure through no fault of the disclosing party; (b) the information was generated independently by the third party before disclosure by the disclosing party; (c) disclosure is or becomes required by applicable Law or legal process, including pursuant to court proceedings, court order, applicable stock exchange or governmental regulation, or otherwise; (d) such disclosure is to an Affiliate or adviser of the disclosing party who has agreed to maintain the confidentiality of such information; or (e) pursuant to the rules of the SGX-ST or any other Governmental Body.

9.4 OBLIGATIONS SEVERAL. Where any obligation, representation, warranty or undertaking in this Agreement is expressed to be made, undertaken or given by two or more of the Vendors, they shall be jointly and severally responsible in respect of it.

9.5 AUTHORITY BINDING. The Vendors agree that for the purposes of implementing this Agreement (including, without limitation, the receiving of any Notice, the execution and delivery of any documents arising from and in connection with this Agreement and the giving of any consents and/or waivers), Amaru shall be irrevocable authorised to act on behalf of any of the Vendors and such Vendors shall be bound accordingly.

9.6 CONSENT TO SPECIFIC PERFORMANCE. The parties hereto agree that it might be impossible to measure in money the damages which would accrue to a party by reason of failure to perform certain obligation hereunder. Any such party shall, therefore, be entitled to seek injunctive relief, including specific performance, to enforce such obligation and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defence that there is an adequate remedy at law.

9.7 NOTICES. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid to the following addresses or facsimile numbers:

         If to the Purchaser, to:
                                            50 Raffles Place,
                                            #29-00, Singapore Land Tower,
                                            Singapore 048623

                                            Attention:        [        ]
                                            Facsimile:        [        ]

         If to any of the Vendors, to:      AMARU HOLDINGS LIMITED
                                            112 Middle Road
                                            Midland House #08-01
                                            Singapore 188970

                                            Attention:        Ms Ho Bee Leng
                                            Facsimile:        65-6336 9281

                                            CHUA LEONG HIN
                                            116 Jurong East Street 13 #17-390
                                            Singapore 600116

                                            CHEW HUA SENG
                                            32 Nassim Road, Singapore 258409

                                            GAY CHEE CHEONG
                                            16 Garlick Avenue, Singapore 279647

                                            GABRIEL YAP CHONG HIN
                                            8A Lengkong Tiga Singapore 417412

         or to such other address or facsimile number as the parties may designate by written notice. Any such communication shall be deemed duly given, in the case of personal delivery and courier service, upon delivery and receipt of written acknowledgement thereof, in the case of registered mail, 14 days after posting and in the case of facsimile transmission, upon transmission and receipt of a satisfactory transmission transcript, provided that if such day is not a Business Day or such time not a normal business hour then delivery shall be deemed to have occurred on the following Business Day.

9.8      EXPENSES.

         (i) Subject to Clause 9.8(iii), each party to this Agreement shall pay its own costs and expenses incurred in relation to or in connection with the negotiation, preparation and execution of this Agreement and the sale and purchase hereby agreed to be made, provided that if any party shall lawfully exercise any right hereby conferred to rescind this Agreement before Completion the other party shall indemnify the first-mentioned party against expenses and costs (including legal, accounting and other costs and expenses) incurred in the preparation of this Agreement.

         (ii) The Purchaser shall bear all stamp duties payable in connection with the transfer of the Sale Shares from the Vendors to the Purchaser.

         (iii) In the event of non-Completion of the Proposed Acquisition as a direct consequence of the default or omission of any party or a failure by any party to fulfil the relevant conditions precedent under Clause 3.1 of this Agreement (not otherwise waived by the other party) by the Completion Date, the defaulting party shall bear all costs and expenses (including but not limited to all professionals' fees) incurred in relation to or in connection with the negotiation, preparation and execution of this Agreement and the sale and purchase agreement hereby agreed to be made PROVIDED ALWAYS THAT if the non-Completion of the Proposed Acquisition is a consequence of factors and reasons which are beyond the control of either party, the Purchaser shall bear half the aforesaid costs and expenses and the Vendors collectively the other half.

9.9 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties with respect to the transactions contemplated in this Agreement and supersedes all prior oral and written agreements, memoranda, understandings and undertakings between the parties relating to the subject matter of this Agreement.

9.10 WAIVERS AND AMENDMENTS; NON-CONTRACTUAL REMEDIES; PRESERVATION OF REMEDIES. This Agreement may be amended, superseded, cancelled, renewed or extended, and the terms hereof may be waived, without requiring the consent from any third party not named in this Agreement and only by a written instrument signed by the Purchaser, the Vendors or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof of the exercise of any other such right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity. The rights and remedies of any party based upon, arising out of or otherwise in respect of any inaccuracy in or breach of any representation, warranty, covenant or agreement contained in this Agreement or any documents delivered pursuant to this Agreement shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which any claim of any such inaccuracy or breach is based may also be the subject matter of any other representation, warranty, covenant or agreement contained in this Agreement or any documents delivered pursuant to this Agreement (or in any other agreement between the parties) as to which there is no inaccuracy or breach.

9.11 NO THIRD PARTY BENEFIT. The Contracts (Rights of Third Parties) Act (Chapter 53B) shall not apply to this Agreement. Nothing in this Agreement shall be deemed to confer any right to enforce any term of this Agreement on anyone not a party to this Agreement. This Agreement shall not be construed in any respect to be a contract or agreement in whole or in part for the benefit of or binding upon anyone not a party to this Agreement.

9.12 SUCCESSORS AND ASSIGNS. No party shall have the right to assign all or any part of its interest in this Agreement without the prior written consent of the other parties. This Agreement shall be binding upon and shall inure to the benefit of the parties and their successors and permitted assigns.

9.13 COUNTERPARTS. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

9.14 SCHEDULES AND ANNEXES. The Schedules and Annexes shall form part of this Agreement as if fully set out herein.

9.15 SEVERABILITY OF PROVISIONS. If any provision or any portion of any provision of this Agreement, or the application of any such provision or any portion thereof to any person or circumstance, shall be held invalid or unenforceable, the remaining portion of such provision and the remaining provisions of this Agreement, and the application of such provision of portion of such provision as is held invalid or unenforceable to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby.

9.16     GOVERNING LAW AND ARBITRATION.

         (a) This Agreement is governed by, and shall be construed in accordance with, the laws of the Republic of Singapore. Any and all disputes, controversies and conflicts between the parties in connection with this Agreement shall, so far as is possible, be settled amicably between the parties. Prior to commencing any dispute resolution pursuant to this Clause 9.15, the parties agree to act in good faith and attempt to resolve the same.

         (b) In the event that an amicable settlement cannot be reached within thirty (30) days after the parties commence relevant settlement discussion, any and all disputes, controversies and conflicts arising out of or in connection with this Agreement or its performance, including disputes on its existence, validity, binding effect, amendment or termination shall be referred to and finally resolved by arbitration in Singapore in accordance with the Arbitration Rules of the Singapore International Arbitration Centre ("SIAC") for the time being in force. The law of arbitration shall be the International Arbitration Act (Chapter 143A) of the Singapore. The Tribunal shall consist of three arbitrators to be appointed in the first instance by the Purchaser and the Vendors by mutual agreement, and failing agreement, by the chairman of the SIAC.

         (c) None of the parties shall be entitled to commence or maintain any action in a court of law upon any matter in dispute arising from or in relation to this Agreement except for the enforcement of an arbitral award granted pursuant to this Clause 9.15.

         (d) During the period of submission to arbitration and thereafter until the granting of the arbitral award, the parties shall, except in the event of termination, continue to perform all their obligations under this Agreement, to the maximum extent possible, without prejudice to a final adjustment in accordance with the said award.

9.17 NO PARTNERSHIP. Nothing in this Agreement shall be taken to constitute a partnership between the parties and none of the parties shall have any authority to bind any other.

9.18 FURTHER ASSURANCE. Each party shall execute such documents and other agreements and take such further actions as may be reasonably required or desirable to carry out the provisions and the transactions contemplated by this Agreement.

                                   SCHEDULE 1
                                   ----------

                                     VENDORS
                                     -------

         (1)                           (2)                        (3)
         ---                           ---                        ---

    NAME OF VENDOR            NUMBER OF SALE SHARES            NUMBER OF
    --------------            ---------------------            ---------
                                                          CONSIDERATION SHARES
                                                          --------------------

AMARU HOLDINGS LIMITED             34,681,964                 539,098,165
                                   ----------                 -----------

CHUA LEONG HIN                      1,296,336                  20,150,310
                                   ----------                 -----------

CHEW HUA SENG                       5,185,342                  80,601,213
                                   ----------                 -----------

GAY CHEE CHEONG                      648,168                   10,075,156
                                   ----------                 -----------

GABRIEL YAP CHONG HIN                648,168                   10,075,156
                                   ----------                 -----------

                                   SCHEDULE 2
                                   ----------

                               VENDORS' WARRANTIES
                               -------------------


1. DUE INCORPORATION AND AUTHORITY. Each of the Group Companies is a company duly organised and validly existing under the laws of its jurisdiction of incorporation and has all requisite corporate power and lawful authority to own, lease and operate its properties and to carry on its business.

2. SHARE CAPITAL. As at the date hereof, the Company's issued and paid-up share capital is S$43,981,964 comprising 42,459,978 ordinary shares. All the shares issued are duly authorised, validly issued and fully paid. There is not other class of share capital or other ownership interests of the Company authorised or outstanding.

3. OPTION OR OTHER RIGHTS. There is no outstanding right, subscription, warrant, call, unsatisfied pre-emptive right, option or other agreement of any kind to purchase or otherwise to receive from any Group Company, any of the authorised but unissued or unauthorised share capital or any other security of any Group Company, and there is no outstanding security of any kind convertible or exchangeable into any such share capital of any Group Company.

4. SUBSIDIARIES. Other than the Subsidiary, the Company does not have any subsidiary which it, directly or indirectly, owns or in which it, directly or indirectly, has the power to vote shares of any capital stock or other ownership interests having ordinary voting power to elect a majority or the directors of such corporation, or other persons performing similar functions for such entity. All of the shares in the Subsidiary are duly authorised, validly issued and fully paid. There is no other class of share capital or other ownership interests of the Subsidiary authorised or outstanding. The Company owns, legally and beneficially, such proportion of the issued and paid-up capital of the Subsidiary free and clear from all and any Encumbrances together with all rights and benefits attaching thereto as at the Completion Date and no other person shall have any rights of pre-emption over the shares of the Subsidiary.

5. TRANSACTIONS WITH AFFILIATES. All transactions between any member of the Group and its respective Affiliates have been on an arms' length basis on terms fair to such member of the Group.

6. CORPORATE RECORDS. The Vendors have delivered to the Purchaser true and complete and certified copies of the Memorandum and Articles of Association of the Company (or other constitutional documents), and the Memorandum and Articles of Association (or other constitutional documents) of the Subsidiary as in effect on the date hereof. The minute books or comparable records of each Group Company which have been made available to the Purchaser for its inspection contain true and complete records in all material respects of all meetings and consents in lieu of meeting of the board of directors or comparable persons (and any committee thereof) of such Group Company and their respective shareholders, since the time of its organisation and accurately reflect all material transactions referred to in such minutes and consents in lieu of meeting. The records of shareholdings or comparable records of each Group Company which have been made available to the Purchaser for its inspection are true and complete in all material respects.

7. FINANCIAL STATEMENTS. All audited financial statements of each Group Company, which have been delivered to the Purchaser, fairly present the financial position of the Company and the Group as at Group Balance Sheet Date and the results of operations of the Company and the Group for such period and, all such financial statements have been prepared in accordance with generally accepted international accounting principles consistently applied for the periods covered thereby.

8. CONDITION OF GROUP. There has not been any condition or event that has or may have a Material Adverse Effect on any Group Company or the Group since the Group Balance Sheet Date.

9.       TAXES.

         (a) All tax returns, statements, reports and forms required to be filed with any taxing authority on or before the Completion Date with respect to any period ending, under applicable law, on or before the Completion Date by, or with respect to, any Group Company have been filed or will be filed on or before the Completion Date in accordance with all applicable Laws.

         (b) Each of the Group Companies has timely paid, withheld or made provision for all taxes shown to be due on the returns that will be filed on or before the Completion Date.

         (c) There is no action, suit, proceeding, investigation, audit or claim now proposed or pending against or threatened, with respect to any Group Company in respect of any tax obligation.

         (d)      There are no Liens for taxes upon the assets of any Group
                  Company.

10. COMPLIANCE WITH LAWS. None of the Group Companies is in violation of any Orders or any applicable Laws or received notice that any such violation is being or may be alleged.

11. CLAIMS AND PROCEEDINGS. There are no outstanding Orders of any Governmental Body against or involving any of the Group Companies. To the best of the Vendors' knowledge and belief, there are no actions, suits, claims or legal, administrative or arbitral proceedings or investigations (collectively, "CLAIMS") (whether or not the defence thereof or liabilities in respect thereof are covered by insurance) instituted against or involving any of the Group Companies or any of their respective properties. To the best of the Vendors' knowledge and belief, there are no Claims instituted that would give rise to any right of indemnification on the part of any director or officer of any of the Group Companies or the heirs, executors or administrators of such director or officer, against any of the Group Companies.

12. RECEIVABLES. All accounts and notes receivable outstanding or subsisting on the Group Balance Sheet Date are reflected on the Company Balance Sheet, and all accounts and notes receivable arising subsequent to the Group Balance Sheet Date:

         (a) have arisen in the ordinary course of business of the Group Companies; and

         (b) subject only to a reserve for bad debts computed in a manner consistent with past practice and reasonably estimated to reflect the probable results of collection, have been collected or are collectible in the ordinary course of business of the Group Companies in the aggregate recorded amounts thereof in accordance with their terms.

14. TANGIBLE PROPERTY. The facilities, machinery, equipment, furniture, leasehold improvements, fixtures, vehicles, structures, any related capitalised items and other tangible property material to the business of the Group Companies are in satisfactory operating condition and repair, subject to continued repair and replacement in accordance with past practice, and are suitable for their intended use.

15. TITLE TO PROPERTIES. The Group Companies own outright and has good and marketable title to all of its properties and assets, including, without limitation, all of the assets reflected on the Group Balance Sheet, in each case free and clear of any Lien (save for Liens described in the notes to the Balance Sheet of the Company). The properties and assets of the Group described in the Group Balance Sheet are the only properties or assets required for the Group Companies to carry on their respective businesses as now operated and as contemplated, and as such businesses has been represented to the Purchaser.

16. LIABILITIES. As at the Group Balance Sheet Date, to the best of the knowledge and belief of the Vendors, none of the Group Companies has any direct or indirect indebtedness or liability (whether primary or secondary) of a kind required by generally accepted accounting principles to be set out on a financial statement or in the notes thereto (the "LIABILITIES") that were not fully and adequately reflected or reserved against on the Balance Sheet of the Company. None of the Group Companies has, except in the ordinary course of business, incurred any Liabilities since the Group Balance Sheet Date.

17. INSURANCE. All insurance policies held by or on behalf of the each Group Company are valid and binding in accordance with their terms, are in full force and effect, and insure against risks and liabilities to an extent and in a manner customary in the industry in which the relevant Group Company operates. All premiums have been paid in full. None of the Group Companies has received any notice from any of its insurance carriers that any insurance premiums will be materially increased in the future or that any insurance coverage will not be available in the future on substantially the same terms as now in effect.

18. KEY EMPLOYEES. Each Group Company has in relation to each of the Key Employees, complied with in all material respects with all obligations imposed on it by all statutes, regulations and codes of conduct and practice relevant to the relations between it and the said Key Employees and has maintained current adequate and suitable records regarding the service of each of them.

19. POTENTIAL CONFLICTS OF INTERESTS. To the best of the knowledge and belief of the Vendors, no officer or director of the Company and no entity controlled by one or more of the foregoing:

         (a) owns, directly or indirectly, any interest in or is an officer, director, employee or consultant of, any person which is, or is engaged in business as, a competitor, lessor, lessee, supplier, distributor, sales agent or customer of any of the Group Companies provided that nothing in this paragraph
                  (a) shall prohibit any officer or Director from owning, or having any direct or indirect interest, in any real property in any country or in any person which is engaged in any business involving real property;

         (b) owns, directly or indirectly, in whole or in part, any property that any of the Group Companies uses in the conduct of its business; or

         (c) has any cause of action or other claim whatsoever against, or owes any amount to, any of the Group Companies.

20. FULL DISCLOSURE. Subject to any and all restrictions imposed by operation of any relevant laws and regulations, all Documents delivered by or on behalf the Vendors in connection with this Agreement, the due diligence conducted by the Purchaser and its advisors on the Group Companies pursuant to Clause 3.1(a) and any Contemplated Transactions are true, complete and accurate in all material respects. No representation or warranty in connection with any of the Group Companies contained in this Agreement, and no Document furnished by or on behalf of the Vendors to the Purchaser pursuant to this Agreement or in connection with any Contemplated Transactions, contains an untrue statement of a material fact or an omission of a material fact. The Vendors have fully and accurately disclosed to the Purchaser all facts material to the business conducted or proposed to be conducted by each of the Group Companies and as such business has been represented to the Purchaser or its advisors.

                                   SCHEDULE 3
                                   ----------

                              PURCHASER WARRANTIES
                              --------------------


1. DUE INCORPORATION AND AUTHORITY. The Purchaser is a company duly organised and validly existing under the laws of its jurisdiction of incorporation and has all requisite corporate power and lawful authority to own, lease and operate its properties and to carry on its business.

2. AUTHORITY TO EXECUTE AND PERFORM AGREEMENT. The Purchaser has the full legal right and power and all authority and approvals required to execute and deliver this Agreement and to perform fully its respective obligations hereunder. This Agreement has been duly authorised, executed and delivered by the Purchaser and constitutes valid and binding obligations of the Purchaser enforceable in accordance with its terms.

3. NO BREACH. The execution, delivery and performance of this Agreement by the Purchaser and the consummation of any of the Contemplated Transactions will not:

         (a) violate any provision of the Memorandum and Articles of Association (or other constitutional documents) of the Purchaser;

         (b) require the approval or consent of any Governmental Body or the approval or consent of any other person, other than as set out in Clauses 3.1(c);

         (c) conflict with or result in any breach or violation of any of the terms and conditions of, or constitute (or with notice or lapse of time or both constitute) a default under, any applicable Law or Order or any Contract to which the Purchaser is a party or by or to which the Purchaser is or its respective shares are bound or subject;

         (d) violate or result in the revocation or suspension of any Permit issued or granted to the Purchaser; or

         (e) result in the creation of any Lien on the shares issued by the Purchaser or any property of the Purchaser.

4. AUTHORITY TO ISSUE AND ALLOT CONSIDERATION SHARES. The Consideration Shares when allotted and issued shall be free and clear from all and any Encumbrances together with all rights and benefits attaching thereto as at the Completion Date and no other person has or shall have any rights of pre-emption over the Consideration Shares.

5. SHARE CAPITAL. As at the date hereof, the Purchaser's issued and paid-up share capital is S$10,912,610.17 comprising 327,062,579 ordinary shares. All of the shares issued are duly authorised, validly issued and fully paid. There is no other class of share capital or other ownership interests of the Purchaser authorised or outstanding.

6. OPTION OR OTHER RIGHTS. Other than this Agreement and any Contemplated Transactions, there is no outstanding right, subscription, warrant, call, unsatisfied pre-emptive right, option or other agreement of any kind to purchase or otherwise to receive from the Purchaser, any of the authorised but unissued or unauthorised share capital or any other security of the Purchaser, and there is no outstanding security of any kind convertible or exchangeable into any such share capital of the Purchaser.

7. SUBSIDIARIES. The Purchaser has no subsidiary which the Purchaser, directly or indirectly, owns or in which the Purchaser, directly or indirectly, has the power to vote shares of any capital stock or other ownership interests having ordinary voting power to elect a majority or the directors of such corporation, or other persons performing similar functions for such entity.

8. TRANSACTIONS WITH AFFILIATES. All transactions between the Purchaser and their respective Affiliates have been on an arms' length basis on terms fair to the Purchaser.

9. CORPORATE RECORDS. The Purchaser has delivered to the Vendors true and complete and certified copies of its Memoranda and Articles of Association (or other constitutional documents as in effect on the date hereof. The minute books or comparable records of the Purchaser which have been made available to the Vendors for his inspection contain true and complete records in all material respects of all meetings and consents in lieu of meeting of the board of directors or comparable persons (and any committee thereof) of the Purchaser and their respective shareholders, since the time of its organisation and accurately reflect all material transactions referred to in such minutes and consents in lieu of meeting. The records of shareholdings or comparable records of the Purchaser which have been made available to the Vendors for inspection are true and complete in all material respects.

10. FINANCIAL STATEMENTS. All audited financial statements of the Purchaser, which have been delivered to the Vendors, fairly present the financial position of the Purchaser as at the Financial Year End and the results of operations of the Purchaser for such period and, all such financial statements have been prepared in accordance with generally accepted international accounting principles consistently applied for the periods covered thereby.

11. CONDITION OF PURCHASER. There has not been any condition or event that has or may have a material adverse effect on the Purchaser since the Financial Year End.

12.      TAXES.

         (a) All tax returns, statements, reports and forms required to be filed with any taxing authority on or before the Completion Date with respect to any period ending, under applicable law, on or before the Completion Date by, or with respect to, the Purchaser have been filed or will be filed on or before the Completion Date in accordance with all applicable Laws.

         (b) The Purchaser has timely paid, withheld or made provision for all taxes shown to be due on the returns that will be filed on or before the Completion Date.

         (c) There is no action, suit, proceeding, investigation, audit or claim now proposed or pending against or threatened, with respect to the Purchaser in respect of any tax obligation.

         (d)      There are no Liens for taxes upon the assets of the Purchaser.

13. COMPLIANCE WITH LAWS. The Purchaser is not in violation of any Orders or any applicable Laws or received notice that any such violation is being or may be alleged.

14. CLAIMS AND PROCEEDINGS. There are no outstanding Orders of any Governmental Body against or involving the Purchaser. To the best of the knowledge and belief of the Purchaser, there are no Claims (whether or not the defence thereof or liabilities in respect thereof are covered by insurance) instituted against or involving the Purchaser, or any of its respective properties. To the best of the knowledge and belief of the Purchaser, there are no Claims instituted that would give rise to any right of indemnification on the part of any director or officer of the Purchaser, or the heirs, executors or administrators of such director or officer, against the Purchaser.

15. RECEIVABLES. All accounts and notes receivable outstanding or subsisting on the Financial Year End are reflected on the Purchaser Balance Sheet, and all accounts and notes receivable arising subsequent to Financial Year End:

         (a) have arisen in the ordinary course of business of the Purchaser; and

         (b) subject only to a reserve for bad debts computed in a manner consistent with past practice and reasonably estimated to reflect the probable results of collection, have been collected or are collectible in the ordinary course of business of the Purchaser in the aggregate recorded amounts thereof in accordance with their terms.

16. TANGIBLE PROPERTY. The facilities, machinery, equipment, furniture, leasehold improvements, fixtures, vehicles, structures, any related capitalised items and other tangible property material to the business of the Purchaser are in satisfactory operating condition and repair, subject to continued repair and replacement in accordance with past practice, and are suitable for their intended use.

17. TITLE TO PROPERTIES. The Purchaser owns outright and has good and marketable title to all of its properties and assets, including, without limitation, all of the assets reflected on the Purchaser Balance Sheet in each case free and clear of any Lien (save for Liens described in the notes to the Purchaser Balance Sheet).

18. LIABILITIES. As at the Financial Year End, to the best of the knowledge of the Purchaser, the Purchaser has no direct or indirect Liabilities that were not fully and adequately reflected or reserved against on the Purchaser Balance Sheet. The Purchaser has not, except in the ordinary course of business, incurred any Liabilities since the Purchaser Balance Sheet.

19. INSURANCE. All insurance policies held by or on behalf of the Purchaser are valid and binding in accordance with their terms, are in full force and effect, and insure against risks and liabilities to an extent and in a manner customary in the industry in which the Purchaser operates. All premiums have been paid in full. The Purchaser has not received any notice from any of its insurance carriers that any insurance premiums will be materially increased in the future or that any insurance coverage will not be available in the future on substantially the same terms as now in effect.

20. KEY EMPLOYEES. The Purchaser has in relation to each of its Key Employees, complied in all material respects with all obligations imposed on it by all statutes, regulations and codes of conduct and practice relevant to the relations between it and the said Key Employees and has maintained current adequate and suitable records regarding the service of each of them.

21. POTENTIAL CONFLICTS OF INTERESTS. To the best of the knowledge and belief of the Purchaser, no officer or director of the Purchaser and no entity controlled by one or more of the foregoing:

         (a) owns, directly or indirectly, any interest in or is an officer, director, employee or consultant of, any person which is, or is engaged in business as, a competitor, lessor, lessee, supplier, distributor, sales agent or customer of the Purchaser;

         (b) owns, directly or indirectly, in whole or in part, any property that the Purchaser uses in the conduct of its business; or

         (c) has any cause of action or other claim whatsoever against, or owes any amount to, the Purchaser.

22. FULL DISCLOSURE. All Documents delivered by or on behalf of the Purchaser in connection with this Agreement, the due diligence conducted by the Vendors on the Purchaser and the Purchaser Subsidiaries pursuant to Clause 3.1(a) and any Contemplated Transactions are true, complete and accurate in all material respects. No representation or warranty in connection with the Purchaser contained in this Agreement, and no Document furnished by or on behalf of the Purchaser to the Vendors pursuant to this Agreement or in connection with any Contemplated Transactions, contains an untrue statement of a material fact or an omission of a material fact. The Purchaser has fully and accurately disclosed to the Vendors all facts material to the business conducted or proposed to be conducted by the Purchaser and as such business has been represented to the Vendors and his advisors.

EXECUTION CLAUSES
-----------------

THE PURCHASER
-------------

Signed by __________________________________)
for and on behalf of                        )
AUSTON INTERNATIONAL                        )
GROUP LTD.                                  )
in the presence of                          )




_______________________________
Name:
Passport No.:


THE VENDORS

Signed by __________________________________)
for and on behalf of                        )
AMARU HOLDINGS LIMITED                      )
in the presence of                          )




_______________________________
Name:
Passport No.:


Signed by CHUA LEONG HIN                    )
in the presence of                          )




_______________________________
Name:
Passport No.:


Signed by Gay Chee Cheong on behalf         )
of CHEW HUA SENG by Power Attorney          )
dated    14 January 2007                    )
in the presence of                          )




_______________________________
Name:
Passport No.:

Signed by GAY CHEE CHEONG                   )
in the presence of                          )




_______________________________
Name:
Passport No.:


Signed by GABRIEL YAP CHONG HIN             )
in the presence of                          )




_______________________________
Name:
Passport No.: